LEHMAN BROTHERS]


For Immediate Release                             Media Contact:  Hannah Burns
                                                                  212-526-4064
                                                                  Kerrie Cohen
                                                                  212-526-4092



NEW YORK, NEW YORK -- July 1, 2003 -- Lehman Brothers Holdings Inc. (ticker:
LEH), the global investment bank, issued the following statement today:

     "Consistent with our continued strategy of building out our diversified business platform, we are currently engaged in discussions with Neuberger Berman Inc. regarding the potential combination with that company. This transaction, if consummated, would significantly increase our scale in the high margin high-net-worth and asset management businesses and contribute to our ultimate firm objective of maximizing shareholder value."

Lehman Brothers, an innovator in global finance, serves the financial needs of corporations, governments and municipalities, institutional clients, and high-net-worth individuals worldwide. Lehman Brothers maintains leadership positions in equity and fixed income sales, trading and research, investment banking, private equity, and private client services. The Firm is headquartered in New York, London, and Tokyo and operates in a network of offices around the world. For further information about Lehman Brothers' services, products, and recruitment opportunities, visit our Web site at www.lehman.com.



                Cautionary Note Regarding Forward-Looking Statements


This press release may contain forward-looking statements. These statements are not historical facts, but instead represent only the Firm's expectations, estimates, and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include risks and uncertainties relating to market fluctuations and volatility, industry competition and changes in the competitive environment,

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investor sentiment, liquidity risks, credit ratings changes, credit exposures and legal and regulatory changes and proceedings. The Firm's actual results and financial condition may differ, perhaps materially, from the anticipated results and financial condition in any such forward-looking statements. For more information concerning the risks and other factors that could affect the Firm's future results and financial condition, see "Management's Discussion and Analysis of Financial Condition and Results of Operation" in the Firm's most recent Annual Report to Shareholders and Quarterly Report on Form 10-Q.



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